Exhibit 99(d)(2)

INVESTMENT ADVISORY AGREEMENT

ETF SERIES TRUST

AGREEMENT, made this 18th day of August, 2014, among ETF Series Trust (“Trust”), on behalf of its series set forth on Schedule A, as may be amended from time to time (each, a “Fund” and, together, the “Funds”) and Recon Capital Advisors, LLC, a Delaware limited liability company (“Adviser”).

WHEREAS, the Trust is a Delaware statutory trust which is authorized to issue shares in series and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”); and

WHEREAS, the Trust wishes to retain the Adviser to render investment management and investment advisory services for each Fund listed in Schedule A and the Adviser is willing to furnish such services to the Funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Adviser and the Trust as follows:

I.                   Appointment

A.                The Trust hereby appoints the Adviser to act as investment manager and investment adviser to each Fund listed in Schedule A for the periods and on the terms set forth herein. The Adviser accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein and agrees to render the services and carry out its obligations set forth in this Agreement.

B.                 In the event that the Trust establishes one or more series other than each Fund listed on Schedule A attached hereto, with respect to which the Trust desires to retain the Adviser to act as investment manager and investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement, it shall notify the Trust in writing whereupon such series shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as each Fund named herein except to the extent that said provisions are modified with respect to such Fund in writing by the Adviser and the Trust at that time.

II.                Services as Investment Adviser

A.                Subject to the general supervision and oversight of the Board of Trustees of the Trust (“Board”), the Adviser will:

1.                  provide a program of continuous investment management to each of the Funds listed in Schedule A in accordance with each Fund’s investment objective, strategies, policies and limitations as stated in each Fund’s prospectuses and statement of additional information (“SAI”) filed with the Securities and Exchange Commission (“SEC”), as they may be amended from time to time (each a “Prospectus” and, together, “Prospectuses”);

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2.                  invest and reinvest the assets of each Fund by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use and what portion of the assets of each Fund will be invested or held uninvested as cash;

3.                  oversee the placement of purchase and sale orders on behalf of each Fund;

4.                  employ professional portfolio managers and securities analysts to provide research services to each of the Funds;

5.                  vote all proxies solicited by or with respect to the issuers of securities in which assets of each Fund may be invested in a manner that complies with the Trust’s proxy voting policies and procedures and, in the good faith judgment of the Adviser, best serves the interests of each Fund’s shareholders; maintain records of all proxies voted on behalf of each Fund; and provide information to the Trust or its designated agent in a manner that is sufficiently complete and timely to ensure the Trust’s compliance with its filing obligations under Rule 30b1-4 under the 1940 Act;

6.                  maintain books and records with respect to each Fund’s securities transactions;

7.                  provide periodic and special reports to the Board, as requested;

8.                  cooperate with and provide reasonable assistance to the Trust’s other service providers by: (a) keeping them fully informed as to such matters that they reasonably may deem necessary or appropriate with respect to the performance of their obligations to the each Fund, (b) providing prompt responses to reasonable requests for information or assistance and (c) establishing appropriate processes to promote the efficient exchange of information between the Adviser and each Fund’s other service providers;

9.                  assist in the preparation and filing of reports and proxy statements (if any) to the shareholders of each Fund, the periodic updating of the registration statement, Prospectus, SAI, and other reports and documents for the Funds required to be filed by the Trust with the SEC and other governmental bodies; and

10.              designate the identity and weighting of the securities (and amount of cash, if any) to be accepted in exchange for creation units of each Fund or that will be applicable that day to redemption requests received by the Fund.

B.                 The Adviser or its delegate shall initially determine and make any subsequent modifications to the portfolio composition file (“PCF”). The PCF shall specify the amount of the cash component, the identity and number of shares of the securities to be accepted pursuant to each Fund’s benchmark index in exchange for “Creation Units” for each Fund and the securities that will be applicable that day to redemption requests received for each Fund (and may give directions to the Trust’s custodian with respect to such designations).

C.                 In providing those services, the Adviser will provide each Fund with ongoing research, analysis, advice and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. In addition, the Adviser will furnish

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each Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplates purchasing.

D.                The Adviser may delegate some or all of its duties and obligations under this Agreement to one or more investment sub-advisers, including but not limited to delegating the voting of proxies relating to a Fund’s portfolio securities in accordance with the proxy voting policies and procedures of such investment sub-adviser; provided, however, that any such delegation shall be pursuant to an agreement with terms agreed upon by the Board members and approved in a manner consistent with the 1940 Act. However, no such no such delegation shall relieve the Adviser of its duties and obligations with respect to the management of each Fund’s assets pursuant to this Agreement and in accordance with applicable law.

E.                 The Adviser further agrees that, in performing its duties hereunder, it will:

1.                  comply, both itself and with respect to each Fund, in all material respects with (a) the 1940 Act and the Advisers Act and all rules and regulations thereunder, (b) the rules and regulations of the Commodity Futures Trading Commission (“CFTC”) with respect to the application of the Commodity Exchange Act (“CEA”), (c) the Internal Revenue Code of 1986, as amended (“Code”) and all applicable regulations under the Code, (d) the investment objectives, strategies, policies and limitations of each Fund as described in the Prospectuses, (e) the Trust’s exemptive order, (f) the Trust’s Declaration of Trust and By-Laws, and (g) all other applicable federal and state law and regulations, and with all applicable policies and procedures adopted by the Board;

2.                  manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

3.                  with respect to each Fund’s securities transactions and holdings, (a) maintain required and/or necessary books and records, (b) render to the Board such periodic and special reports as the Board may reasonably request, and (c) keep the Board informed of developments materially affecting each Fund’s portfolio;

4.                  make available to the Board, the Trust’s Chief Compliance Officer (“CCO”) and administrator, promptly upon their request, such copies of its investment records and ledgers with respect to each Fund as may be required to assist in their compliance with applicable laws and regulations. As reasonably requested by the Board, the Adviser will complete periodic or special questionnaires and furnish to the Board such periodic and special reports regarding each Fund and the Adviser. In addition, the Adviser will furnish to the Board, and, subject to compliance with any applicable policies and procedures regarding disclosure of each Fund’s portfolio holdings, to third-party data reporting services all currently available standardized performance information and other customary data;

5.                  make available to the Board at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Board and the Adviser, by telephone, in order to review the investment policies, performance and other matters relating to the management of each of the Funds;

6.                  review draft reports to shareholders and other documents provided to Adviser, provide comments on such drafts on a timely basis, and provide certifications or

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sub-certifications on a timely basis as to the accuracy of the information contained in such reports or other documents;

7.                  make available to the Trust’s administrator and, as appropriate, the Trust, promptly upon its request, such copies of its investment records and ledgers with respect to the Funds as any of them consider to be necessary and/or required to assist the administrator and the Trust in their compliance with applicable laws and regulations. The Adviser will furnish the Board with such periodic and special reports regarding each Fund as they may reasonably request;

8.                  use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Adviser seek to obtain any such information, in providing investment advice to each Fund;

9.                  immediately notify the Trust and the Board in the event that the Adviser or any of its affiliates becomes aware that the Adviser: (a) is subject to a statutory disqualification that prevents the Adviser from serving as an investment adviser pursuant to this Agreement; (b) fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (c) fails to be a commodity trading adviser (“CTA”) that is either exempt from registration with the CFTC or is registered with the CFTC as a CTA and a member of the National Futures Association (“NFA”), whichever is applicable, in order to perform its obligations under this Agreement; (d) is the subject of an administrative proceeding or enforcement action by the SEC, the CFTC, the NFA or other regulatory or self-regulatory authority; or (e) is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, or governmental authority, that involves or may reasonable be deemed to involve the affairs of the Trust. The Adviser further agrees to notify the Trust immediately of (a) any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Trust’s Registration Statement regarding any Fund, or any amendment or supplement thereto, but that is reasonably deemed to be material and, therefore, required to be disclosed therein, and (b) any statement contained in the Trust’s Registration Statement regarding any Fund that is untrue or becomes untrue in any material respect. The Adviser will promptly notify the Trust and the Board if its senior management or any member of the portfolio management team for any Fund changes or if an actual change in control or management of the Adviser occurs or is expected;

10.              not disclose information regarding each Fund’s characteristics, trading history, portfolio holdings or any other related information to any third party, except in compliance with the Trust’s policies on disclosure of portfolio holdings, and otherwise treat as confidential and proprietary information regarding each Fund, including each Fund’s records and other information relative to each Fund and its prior, current or potential shareholders. The Adviser shall not use such records and information for any purpose other than the performance of its duties and responsibilities under this Agreement, except after prior notification to and approval in writing by the applicable Fund, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by such Fund;

11.              provide the Trust or the Board with such information and assurances (including certifications and sub-certifications) as the Trust or the Board may reasonably

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request from time to time in order to assist the Trust or the Board in complying with applicable laws, rules and regulations, including requirements in connection with the preparation and/or filing of each Fund’s Form N-CSRs, Form N-Qs or other required filings by each Fund;

12.              will promptly assist the Trust in (a) determining the fair value of portfolio securities when market quotations are not readily available (including promptly making knowledgeable personnel of the Adviser available for discussions with the administrator, the Board and/or any fair valuation committee appointed by the Board upon reasonable request), (b) obtaining bids and offers or quotes from broker-dealers or market-makers with respect to securities held by the each Fund and (b) providing information upon request on valuations the Adviser has determined of securities also held by other clients of the Adviser, all for the purpose of calculating each Fund’s net asset value in accordance with the policies, procedures and methods established by the Board; and

13.              meet with the Board to explain its activities at such times and places as the Board may reasonably request.

III.             Brokerage

The Adviser may place orders for each Fund directly with the issuers of the securities or any broker or dealer or through any electronic or other trading system. The Adviser may open and maintain brokerage accounts of all types on behalf of and in the name of the Funds. The Adviser may enter into standard customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as the Adviser deems desirable or appropriate. In selecting brokers or dealers to execute transactions on behalf of the Funds, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Adviser will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting broker-dealers to execute a particular transaction, and in evaluating the best overall terms available, the Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”)) provided to each Fund and/or other accounts over which the Adviser or its affiliates exercise investment discretion. The parties hereto acknowledge that it is desirable for the Trust that the Adviser have access to supplemental investment and market research and security and economic analysis provided by broker-dealers who may execute brokerage transactions at a higher cost to any Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Adviser may cause each Fund to pay a broker-dealer that furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Adviser to each Fund. It is understood that the services provided by such brokers may be useful to the Adviser in connection with the Adviser’s services to other clients. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and subject to any other applicable laws and regulations, the Adviser and its affiliates are authorized to effect portfolio transactions for each Fund and to retain brokerage

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commissions on such transactions. The Adviser may, but shall not be obligated to, aggregate or bunch orders for the purchase or sale of securities for each Fund with orders for its other clients where: (A) such aggregation or bunching of order is not inconsistent with a Fund’s investment objectives, policies and procedures, (B) the allocation of the securities so purchased or sold, as well as the expenses incurred in any such transaction, shall be made by the Adviser in a manner that is fair and equitable in the judgment of the Adviser, and (C) the Adviser shall be cognizant of its fiduciary obligations to the Funds and each of its other clients and shall enter into such transactions only where the rights of each client are considered and protected.

IV.             Records

A.                The Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act, and other applicable statutes and rules, any such records as are required to be maintained by the Adviser with respect to each Fund by the 1940 Act and such other applicable statutes and regulations relating to its responsibilities provided hereunder, other than those records being maintained by any administrator, custodian or transfer agent appointed by the Trust pursuant to a contractual arrangement with the Trust that has agreed that such records remain the property of the Trust and will be surrendered promptly upon the Trust’s request. The Adviser further agrees that all records which it maintains for the Funds are the property of the Funds and it will promptly surrender any of such records upon request.

B.                 The Adviser agrees that it shall furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder that may be requested by them in order to determine whether the operations of the Funds are being conducted in accordance with applicable laws, rules and regulations.

C.                 The Adviser shall make all filings with the SEC required of it pursuant to Section 13 of the 1934 Act with respect to its duties as are set forth herein. The Adviser also shall make all required filings on Forms 13D and 13G (as well as other filings triggered by ownership in securities under other applicable laws, rules and regulations) as may be required of the Funds due to the activities of the Adviser. The Adviser shall coordinate with the Trust as appropriate with respect to the making of such filings.

V.                Standard of Care

The Adviser shall exercise its best judgment in rendering the services under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund or its shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to any Fund or to its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser’s reckless disregard of its obligations and duties under this Agreement. As used in this Section V, the term “Adviser” shall include any officers, partners, employees, or other affiliates of the Adviser performing services with respect to a Fund.

VI.             Compensation

In connection with its services to each Fund specified in Schedule A, the Trust agrees to pay the Adviser, or cause to be paid to the Adviser, the compensation specified in Schedule B.

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All fees shall be computed and accrued daily and payable monthly. For purposes of determining fees payable in this manner, the value of a Fund’s average daily net assets shall be computed at the times and in the manner specified in the Fund’s Prospectuses.

VII.          Expenses

A.                The Adviser will bear all expenses in connection with the performance of its services under this Agreement.

B.                 The Adviser shall bear all reasonable expenses of the Trust, if any, arising out of an assignment or change in control of the Adviser. In the event that there is a proposed change in control of the Adviser that would act to terminate this Agreement, and if a vote of shareholders to approve continuation of this Agreement is at that time deemed by counsel to the Trust to be required by the 1940 Act or any rule or regulation thereunder, the Adviser agrees to assume all reasonable costs associated with soliciting shareholders of the Funds to approve continuation of this Agreement. Such expenses include the costs of preparation and mailing of a proxy statement, and of soliciting proxies.

VIII.       Services of Other Companies or Accounts

The investment advisory services of the Adviser to the Funds under this Agreement are not to be deemed exclusive, and the Adviser, or any affiliate thereof, shall be free to render similar services to other investment companies and clients (whether or not their investment objective and policies are similar those of a Fund) and to engage in activities so long as its services hereunder are not impaired thereby. If the Adviser provides any advice to its clients concerning investment in the shares of a Fund, the Adviser shall act solely for such clients in that regard and not in any way on behalf of the Trust or the Funds.

IX.             Compliance Matters

A.                The Adviser understands and agrees that it is a “service provider” to the Trust as contemplated by Rule 38a-1 under the 1940 Act.

B.                 As such, the Adviser agrees to cooperate fully with the Trust and its Trustees and officers, including the Trust’s CCO, with respect to:

1.                  any and all compliance-related matters, and

2.                  the Trust’s efforts to assure that each of its service providers adopts and maintains policies and procedures that are reasonably designed to prevent violation of the “federal securities laws”, as that term is defined by Rule 38a-1, by the Trust and the Adviser. In this regard, the Adviser shall:

a.                   submit to the Board for its consideration and approval, prior to the effective date of this Agreement, the Adviser’s Rule 38a-1 compliance policies and procedures;

b.                  submit to the Board for its consideration and approval, annually (and at such other times as the Trust may reasonably request), a report (“Report”) fully describing any material amendments to the Adviser’s Rule 38a-1 compliance policies and procedures since the more recent of: (i) the Board’s approval of such policies and procedures or (ii) the most recent Report;

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c.                   provide periodic reports discussing the Adviser’s Rule 38a-1 compliance program and special reports in the event of material compliance matters;

d.                  permit the Trust and its Trustees and officers to become familiar with the Adviser’s operations and understand those aspects of the Adviser’s operations that may expose the Trust to compliance risks or lead to a violation by the Trust or the Adviser of the federal securities laws;

e.                   permit the Trust and its Trustees and officers to maintain an active working relationship with the Adviser’s compliance personnel by, among other things, providing the Trust’s CCO and other officers with a specified individual within the Adviser’s organization to discuss and address compliance-related matters;

f.                   provide the Trust and its Trustees and CCO with such certifications as may be reasonably requested; and

g.                  reasonably cooperate with the Trust’s any independent registered public accounting firm and shall take all reasonable action in the performance of its obligations under this Agreement to assure that access to all reasonably necessary information and the appropriate personnel are made available to such independent registered public accounting firm, to support the expression of the independent registered public accounting firm’s opinion and their review of the appropriate internal controls and operations, as such may be required from time to time.

h.                  the Adviser represents, warrants and covenants that it has implemented and shall maintain a compliance program that complies with the requirements of Rule 206(4)-7 under the Advisers Act.

X.                Duration and Termination

A.                Insofar as the holders of Shares representing the interests in the Funds are affected by this Agreement, it shall continue, unless sooner terminated as provided herein, for two years after the date of this Agreement, and thereafter shall continue for periods of one year thereafter so long as such continuance for each Fund is approved at least annually by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined by the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and by the Trustees of the Trust or by vote of a majority of the outstanding Shares (as defined with respect to voting securities in the 1940 Act) representing the interests in such Fund; provided, however, that this Agreement may be terminated by the Trust as to any Fund at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding Shares (as so defined) representing the interests in the Fund affected thereby on sixty (60) days’ written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on sixty (60) days’ written notice to the Trust. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined by the 1940 Act).

B.                 With respect to any Fund that is not a current Fund (“New Fund”) this Agreement shall become effective on such date as determined by the Board, provided that with respect to any New Fund, this Agreement shall not take effect unless it has been approved (1) by a vote of a majority of the members of the Board, including a majority of

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those Board members who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval and (2) by vote of a majority of that New Fund’s outstanding voting securities. For any New Fund, this Agreement shall continue in effect unless sooner terminated, as provided herein, for two years from the initial approval date for each New Fund and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (a) the vote of a majority of the members of the Board or (b) a vote of a “majority” (as defined in the 1940 Act) of the New Fund’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the members of the Board who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

C.                 Termination. This Agreement is terminable with respect to any Fund, without penalty, on sixty (60) days’ written notice by the Board or by vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of the affected Funds or upon ninety (90) days’ written notice by the Adviser. Termination of this Agreement with respect to any given Fund, shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Fund. This Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

XI.             Confidential Information

Each party agrees that it will treat confidentially all information provided by any other party regarding such other parties’ businesses and operations, including without limitation the investment activities or holdings of each Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public through no wrongful act of the recipient or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable laws, rules or regulations.

XII.          Amendment

No provision of this Agreement shall be changed, waived or discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement with respect to any Fund shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of that Fund, and (ii) a majority of the members of the Board, including a majority of Board members who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

XIII.       Miscellaneous

A.                This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

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B.                 Titles or captions of sections in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

C.                 This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

D.                This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Michigan.

E.                 If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than these as to which it so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

F.                  Nothing herein shall be construed as constituting the Adviser as an agent of the Trust or the Funds. The Adviser shall for all purposes herein be deemed to be an independent contractor unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time.

G.                The Adviser agrees that the name “Recon,” “Recon Capital” or variations thereof may be used in the name of a Fund advised by Recon under this Agreement and that such name, together with any related logos and any service marks containing the word “Recon,” “Recon Capital” or variations thereof may be used in connection with the Trust’s business only for so long as this Agreement (including any continuance or amendment hereof) remains in effect and that such use shall be royalty free. At such time as this Agreement shall no longer be in effect, the Trust will cease such use. The Trust acknowledges that it has no rights to the name “Recon,” “Recon Capital” or variations thereof and such logos or service marks other than those granted in this paragraph and that the Adviser reserves to itself the right to grant the nonexclusive right to use the name “Recon,” “Recon Capital” or variations thereof and such logos or service marks to any other person.

H.                This Agreement is executed by or on behalf of the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or Shareholders of the Trust individually but are binding only upon the Trust and its assets and property. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

I.                   Notices.

Notices of any kind to be given to the Trust by Adviser shall be in writing and shall be duly given if mailed or delivered to the Trust’s administrator, The Bank of New York Mellon at One Wall Street, New York, NY 10286, or at such other address or to such individual as shall be specified by the Trust.

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Notices of any kind to be given to the Adviser by the Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at Recon Capital Advisors, LLC, 145 Mason Street, 2nd Floor, Greenwich, Connecticut 06830, or at such other address or to such individual as shall be specified by the Adviser.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

ETF SERIES TRUST

By:	/s/ Garrett Paolella
Name:	Garrett Paolella
Title:	President and Chief Executive Officer

RECON CAPITAL ADVISORS, LLC

By:	/s/ Kevin Kelly
Name:	Kevin Kelly
Title:	Chief Investment Officer
By:	/s/ Garrett Paolella
Name:	Garrett Paolella
Title:	Chief Executive Officer
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SCHEDULE A

As of August 18, 2014

ETF Series Trust

Recon Capital FTSE 100 ETF

Recon Capital DAX Germany ETF

A-1

SCHEDULE B

As of August 18, 2014

Recon Capital FTSE 100 ETF 0.34%

Recon Capital DAX Germany ETF 0.34%

B-1